SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2003

COMPUTER NETWORK TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-139944	41-1356476

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Nathan Lane North, Minneapolis, MN 55442

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (763) 268-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release dated April 7, 2003
EX-99.2 Agreement dated April 6, 2003

Item 5. Other Events and Regulation FD Disclosure.

     Computer Network Technology Corporation, a Minnesota corporation (“CNT”), and its wholly owned subsidiary, Basketball Corporation, a Delaware corporation (“Basketball”), have entered into an agreement to acquire all of the issued and outstanding capital stock of Inrange Technologies Corporation, a Delaware corporation (“Inrange”), for $2.3132 per share, and approximately $190,000,000 in the aggregate. Inrange currently has 74,768,333 shares of Class A Common Stock outstanding and 7,370,118 shares of Class B Common Stock outstanding. The rights of the holders of the Class A Common Stock and Class B common stock are identical, except the holders of Class A Common Stock have five votes per share, and the holders of the Class B Common Stock have one vote per share. SPX Corporation, a Delaware corporation (“SPX”), currently holds all of the issued and outstanding shares of Class A Common Stock, representing approximately 91% of the outstanding shares of Inrange Common Stock. The Class B Common Stock is listed on the Nasdaq National Market System.

     The transaction will be consummated pursuant to an Agreement (the “Agreement”) dated as of April 6, 2003, between SPX, CNT and Basketball. Pursuant to the Agreement, SPX will convert its Class A Common Stock into an equal number of shares of Class B Common Stock on or before the closing. SPX will then transfer its Class B Common Stock to Basketball in exchange for a cash payment equal to $2.3132 per share. Immediately following the transfer, Basketball will be merged (the “Merger”) into Inrange by a short form merger pursuant to Section 253 of the Delaware General Corporation Law (“DGCL”). Under the terms of the Merger, each share of Class B Common Stock not owned by CNT and its subsidiaries will be converted into the right to receive a cash payment of $2.3132 per share. As a result, Inrange will become a wholly owned subsidiary of CNT. Holders of shares of Class B Common Stock will have the opportunity to demand appraisal rights under Section 262 of the DGCL in lieu of receiving the cash consideration.

     No shareholder vote is required to consummate the transaction. The transaction is subject to customary closing conditions, including expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. It is anticipated filings will also be required under the competition laws of other jurisdictions. The parties intend to consummate the transaction as soon as possible after these regulatory approvals are received.

     The above description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.2. Also attached as Exhibit 99.1 is the Press Release announcing the transaction.

Item 7. Financial Statements and Exhibits.

     99.1 Press Release dated April 7, 2003. *

     99.2 Agreement dated April 6, 2003, among SPX Corporation, a Delaware corporation, Computer Network Technology Corporation, a Minnesota corporation, and Basketball Corporation, a Delaware corporation and wholly owned subsidiary of Computer Network Technology Corporation. *

*	Filed herewith.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2003	COMPUTER NETWORK TECHNOLOGY CORPORATION

	By	/s/ Gregory T. Barnum Gregory T. Barnum Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated April 7, 2003.

99.2	Agreement dated April 6, 2003, among SPX Corporation, a Delaware corporation, Computer Network Technology Corporation, a Minnesota corporation, and Basketball Corporation, a Delaware corporation and wholly owned subsidiary of Computer Network Technology Corporation.